                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): May 19, 2000


                          CAPSULE COMMUNICATIONS, INC
                ---------------------------------------------
                (Exact name of issuer as specified in charter)



          Delaware                     0-22944              23-3055962
(State or Other Jurisdiction         (Commission         (I.R.S. Employer
      of Incorporation)              File Number)       Identification No.)

                              2 Greenwood Square
                          3331 Street Road, Suite 275
                         Bensalem, Pennsylvania 19020
                   (Address of principal executive offices)

                                (215) 633-9400
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS
          ------------

     As previously reported in Capsule Communications, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1999, the Company entered into loan agreements (the "Agreements") with Gold & Appel Transfer, S.A., an affiliate of Walt Anderson who is a member of the Company's Board of Directors ("G&A"), and the Foundation for the International Non-governmental Development of Space ("FINDS" and, together with G&A, "Investors") pursuant to which the Investors loaned an aggregate $1,500,000 to the Company. These Agreements allow the Company to repay the amounts loaned plus accrued interest by issuing shares of the Company's common stock ("Common Stock") to the Investors. On May 19, 2000, the Company exercised its option to repay the indebtedness under the Agreements and it will now issue to G&A and FINDS 666,667 and 333,333 shares of Common Stock, respectively, in full payment of the outstanding principal of, and accrued interest on, the loans previously made by Investors to the Company in the respective original principal amounts of $1.0 million and $500,000.

     Also on May 19, 2000, the Company entered into an investment agreement with the Investors pursuant to which the Investors jointly and severally agreed to purchase from the Company additional shares of Common Stock in two installments for an aggregate purchase price of $3.0 million. The first installment in the aggregate amount of $1.5 million will be made on June 30, 2000, and the second installment in the aggregate amount of $1.5 million will be made on or before December 29, 2000, but in no event prior to September 29, 2000. On such dates, the Company will issue to the Investors, in such proportions as Investors may specify, a number of shares of Common Stock equal to the quotient (rounded so as to avoid fractional shares) that results from dividing $1.5 million by the higher of (i), with regard to the first installment date, the 30-trading day average closing sale price of the Common Stock for the period ending at the close of business on June 29, 2000, or, with regard to the second installment date, the 30-trading day average closing sale price of the Common Stock for the period ending at the close of business on the day prior to the investment and
(ii) $1.25.


ITEM 7.   EXHIBITS
          --------

     10 Investment Agreement by and among Capsule Communications, Inc., and Gold & Appel Transfer, S.A. and the Foundation for the International Non-governmental Development of Space dated May 19, 2000.

     99    Press Release

                                      -2-
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPSULE COMMUNICATIONS, INC.

                                    /s/ David B. Hurwitz
                                    _____________________________________
Date:  May 24, 2000                 By: David B. Hurwitz
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit
Number                             Description of Exhibits
-------                            -----------------------
     10        Investment Agreement by and among Capsule Communications, Inc., and Gold & Appel Transfer, S.A. and the Foundation for the
               International Non-governmental Development of Space dated May 19,
               2000.

     99        Press Release

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